EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 11, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (January 2011 – December 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.3%	-3.6%	-10.5%	-10.5%	-2.8%	-5.6%	0.5%	-5.6%	10.0%	-28.6%	-0.5	-0.7
B**	1.3%	-3.7%	-11.1%	-11.1%	-3.4%	-6.2%	-0.2%	-6.2%	10.0%	-29.9%	-0.6	-0.8
Legacy 1***	1.3%	-3.6%	-8.6%	-8.6%	-0.8%	-3.6%	N/A	-3.6%	9.9%	-23.7%	-0.3	-0.5
Legacy 2***	1.3%	-3.6%	-8.8%	-8.8%	-1.0%	-3.8%	N/A	-3.8%	9.9%	-24.4%	-0.3	-0.5
Global 1***	1.4%	-3.5%	-8.6%	-8.6%	-0.4%	-3.2%	N/A	-3.2%	9.7%	-21.9%	-0.3	-0.4
Global 2***	1.4%	-3.6%	-8.8%	-8.8%	-0.6%	-3.5%	N/A	-3.5%	9.7%	-22.4%	-0.3	-0.5
Global 3***	1.4%	-3.6%	-10.3%	-10.3%	-2.2%	-5.1%	N/A	-5.1%	9.8%	-26.2%	-0.5	-0.7

S&P 500 Total Return Index****	-3.7%	-3.2%	-0.3%	-0.3%	14.5%	12.2%	7.1%	12.2%	11.8%	-16.3%	1.0	1.7
Barclays Capital U.S. Long Gov Index****	2.4%	2.1%	0.9%	0.9%	3.3%	8.1%	6.9%	8.1%	11.4%	-15.5%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					32%
Energy	12%	Short	Crude Oil	2.9%	Short	12%	Short	Crude Oil	2.9%	Short
			Natural Gas	2.6%	Short			Natural Gas	2.6%	Short
Grains/Foods	8%	Short	Soybean Meal	1.3%	Short	8%	Short	Soybean Meal	1.3%	Short
			Corn	1.2%	Short			Corn	1.3%	Short
Metals	11%	Short	Gold	3.3%	Short	12%	Short	Gold	3.4%	Short
			Copper	2.6%	Short			Copper	2.7%	Short
FINANCIALS	69%					68%
Currencies	21%	Long $	Euro	4.6%	Short	21%	Long $	Euro	4.6%	Short
			Canadian Dollar	2.5%	Short			Canadian Dollar	2.5%	Short
Equities	26%	Long	S&P 500	3.2%	Short	25%	Long	S&P 500	3.3%	Short
			Nasdaq	2.5%	Long			Nasdaq	2.5%	Long
Fixed Income	22%	Long	Bunds	3.1%	Long	22%	Long	Bunds	3.1%	Long
			Long Gilts	2.3%	Long			Long Gilts	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined over 10% after the International Energy Agency warned the global oversupply of crude could worsen next year.  Natural gas and heating oil markets also declined due to elevated domestic supplies and lower demand.

Grains/Foods
Wheat markets rose after U.S. export sales were above expectation and sales are now at a level that will allow projected U.S. wheat exports to be met.  Soybean prices declined on speculation that abundant crops from Argentina and Brazil could increase competition in the export markets.  Sugar markets declined on elevated supplies.  Coffee prices declined amid weak global demand and on increasing inventories.

Metals
Precious metals finished lower ahead of the upcoming meeting of the Federal Reserve.   Copper prices increased following signs of growth stabilization in China - the world's biggest refined metal producer and consumer - and following a series of recent announcements describing pending cutbacks in copper production.

Currencies
The prospect the Federal Reserve would raise interest rates caused the U.S. dollar to strengthen and the Australian dollar to weaken.  The Canadian dollar weakened as the price of oil, one of Canada’s biggest exports, continued to fall.  The Japanese yen strengthened when the release of positive GDP numbers reinforced the Bank of Japan’s decision not to reduce the deposit rate further into negative territory.

Equities
Global equity markets declined as plunging oil prices negatively affected the indices, particularly energy related stocks, and as investors await the Federal Reserve decision on raising interest rates.  China’s decision to further depreciate the yuan also impacted the stock markets as it has added to concerns about the fragile Chinese economy.

Fixed Income	U.S. and European fixed income markets moved higher as volatility and declines in the equity and energy markets led to an increased demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.